Cmoproj
UBS		12:42:40 pm July 23, 2004
Fixed Income Research	MAST0408G1 15 year 4.8	Julie Park parkjua@fiunmr69
cmoproj.623		Page 1

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
1A1	70,324,628.87	4.75000	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	4.7500	07/30/04	15 year	4.85	177.89	250.0PSA	98:31

Senior Bond, 95.69 percent of deal

Price	PSA	PSA	PSA	PSA	PSA	PSA	PSA	PSA	PSA
	50	100	150	200	250	300	350	400	500
98:15	5.009	5.032	5.056	5.081	5.105	5.131	5.156	5.182	5.233
98:16	5.004	5.026	5.049	5.073	5.097	5.122	5.147	5.172	5.221
98:17	4.998	5.020	5.043	5.066	5.089	5.113	5.137	5.162	5.210
98:18	4.993	5.014	5.036	5.058	5.081	5.105	5.128	5.152	5.199
98:19	4.987	5.008	5.029	5.051	5.073	5.096	5.119	5.142	5.187
98:20	4.982	5.002	5.023	5.044	5.065	5.087	5.110	5.132	5.176
98:21	4.976	4.996	5.016	5.036	5.057	5.079	5.100	5.122	5.165
98:22	4.971	4.990	5.009	5.029	5.049	5.070	5.091	5.112	5.154

98:23	4.965	4.984	5.002	5.022	5.041	5.061	5.082	5.102	5.142
98:24	4.960	4.978	4.996	5.014	5.033	5.053	5.072	5.092	5.131
98:25	4.954	4.971	4.989	5.007	5.026	5.044	5.063	5.082	5.120
98:26	4.949	4.965	4.982	5.000	5.018	5.036	5.054	5.072	5.109
98:27	4.944	4.959	4.976	4.992	5.010	5.027	5.045	5.062	5.097
98:28	4.938	4.953	4.969	4.985	5.002	5.018	5.035	5.052	5.086
98:29	4.933	4.947	4.962	4.978	4.994	5.010	5.026	5.042	5.075
98:30	4.927	4.941	4.956	4.971	4.986	5.001	5.017	5.032	5.064

98:31	4.922	4.935	4.949	4.963	4.978	4.993	5.007	5.022	5.052
99:00	4.916	4.929	4.942	4.956	4.970	4.984	4.998	5.013	5.041
99:01	4.911	4.923	4.936	4.949	4.962	4.975	4.989	5.003	5.030
99:02	4.905	4.917	4.929	4.941	4.954	4.967	4.980	4.993	5.019
99:03	4.900	4.911	4.922	4.934	4.946	4.958	4.970	4.983	5.007
99:04	4.894	4.905	4.916	4.927	4.938	4.950	4.961	4.973	4.996
99:05	4.889	4.899	4.909	4.919	4.930	4.941	4.952	4.963	4.985
99:06	4.883	4.893	4.902	4.912	4.922	4.933	4.943	4.953	4.974

99:07	4.878	4.887	4.896	4.905	4.914	4.924	4.934	4.943	4.963
99:08	4.872	4.881	4.889	4.898	4.906	4.915	4.924	4.933	4.952
99:09	4.867	4.875	4.882	4.890	4.899	4.907	4.915	4.924	4.940
99:10	4.862	4.869	4.876	4.883	4.891	4.898	4.906	4.914	4.929
99:11	4.856	4.863	4.869	4.876	4.883	4.890	4.897	4.904	4.918
99:12	4.851	4.856	4.862	4.869	4.875	4.881	4.888	4.894	4.907
99:13	4.845	4.850	4.856	4.861	4.867	4.873	4.878	4.884	4.896
99:14	4.840	4.844	4.849	4.854	4.859	4.864	4.869	4.874	4.885
Avg Life	7.339	6.522	5.837	5.261	4.774	4.361	4.007	3.704	3.214
Duration	5.751	5.190	4.714	4.307	3.959	3.660	3.400	3.174	2.802
First Pay	8/04	8/04	8/04	8/04	8/04	8/04	8/04	8/04	8/04
Last Pay	6/19	6/19	6/19	6/19	6/19	6/19	6/19	6/19	6/19

The information contained herein is based on sources we believe to be reliable but its accuracy is not guaranteed. UBS PaineWebber Incorporated and/or Mitchell Hutchins Asset Management, Inc. affiliated companies and /or their officers, directors, employees or stockholders may at times have a position including an arbitrage or option position in the securities described herein and may sell or buy them to or from customers. These companies may from time to time act as a consultant to a company being reported upon.